UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2007

JETBLUE AIRWAYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Other Jurisdiction of Incorporation)	000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills, New York 11375

(Address of principal executive offices)                (Zip Code)

(718) 286-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)

On April 16, 2007, Holly Nelson resigned from her position as Senior Vice President, Chief Accounting Officer and Controller of JetBlue Airways Corporation (the “Company”), such resignation to be effective on April 24, 2007. Ms. Nelson has been with the Company since 2001. The Company thanks Ms. Nelson for her years of service.

(c)

Effective April 24, 2007, Edward Barnes, age 42, will be appointed Vice President-Finance and Chief Accounting Officer of the Company. Mr. Barnes joined the Company in October 2006 as Vice President, Cost Management and Financial Analysis. He previously served as Vice President-Controller of JDA Software from April 2005 through September 2006, Senior Vice President-Chief Financial Officer at Assisted Living Concepts from December 2003 to March 2005; and Vice President-Controller at Pegasus Solutions from June 2000 to December 2003. Previously, he held financial positions of increasing responsibility at Southwest Airlines Co. and America West Airlines, Inc., with his final position at America West as Vice President-Controller of The Leisure Company, their vacation packaging subsidiary. He is a certified public accountant and a member of the AICPA. There are no arrangements or understandings between Mr. Barnes and any other person pursuant to which he was selected as an officer. Mr. Barnes does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Barnes has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)
Date: April 18, 2007	By:	/s/ JOHN HARVEY
Executive Vice President and Chief Financial Officer (principal financial officer)